                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SUPERIOR TELECOM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of security to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

August 28, 1997
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Superior TeleCom Inc. (the "Company"), a Delaware corporation, to be held on Wednesday, September 24, 1997 at 10:00 a.m., local time, at Le Parker Meridien hotel, third floor, 118 West 57th Street, New York, New York.

At this meeting, you will be asked to consider and vote upon the election of the five directors of the Company and the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

YOUR VOTE IS IMPORTANT. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is important in any event that your shares be represented and we ask that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

We sincerely thank you for your support.

Very truly yours,

Steven S. Elbaum
CHAIRMAN OF THE BOARD, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1997

To the Stockholders of Superior TeleCom Inc.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Superior TeleCom Inc. (the "Company"), a Delaware corporation, will be held on September 24, 1997 at 10:00 a.m., local time, at Le Parker Meridien hotel, third floor, 118 West 57th Street, New York, New York for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy
Statement:

    1.  To elect five directors of the Company;

    2. To ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on July 28, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          Stewart H. Wahrsager

                                          SECRETARY

August 28, 1997

         YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) SO THAT YOUR VOTE CAN BE RECORDED.

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1997

    This Proxy Statement is being furnished to the stockholders of Superior TeleCom Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Company, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on September 24, 1997 at Le Parker Meridien hotel, third floor, 118 West 57th Street, New York, New York and at any and all adjournments or postponements thereof.

    The stockholders of record at the close of business on July 28, 1997 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. As of July 28, 1997, there were issued and outstanding 12,926,536 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the only class of voting securities outstanding. The stockholders of record will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. A majority of all the outstanding shares of the Common Stock constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

    Stockholders may revoke the authority granted by their executed proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company (who will not be specifically compensated for such services). The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies, and the Company will reimburse them for their reasonable expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about August 28, 1997.

    Shares of the Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them in favor of the five nominees named herein for election as directors and in favor of the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The Board of Directors does not know of any other matters which may be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

    If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company. Abstentions from voting on a proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on a proposal.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The following table contains information as of July 28, 1997 regarding the number of shares of Common Stock beneficially owned by (i) each person known to the Company to have beneficial ownership of more than five percent thereof, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table herein, and (iv) all directors and executive officers as a group. The information contained herein is based on information provided by such beneficial holders to the Company.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

                                                                                         COMMON STOCK
                                                                             ------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                         NUMBER OF SHARES   PERCENT OF CLASS
---------------------------------------------------------------------------  -----------------  -----------------
The Alpine Group, Inc......................................................       6,474,048              50.1%
    1790 Broadway
    New York, NY 10019-1412

Steven S. Elbaum...........................................................       6,557,381(1)           50.4
    1790 Broadway
    New York, NY 10019-1412

Vinik Partners, L.P........................................................       1,015,800(2)            7.9
    c/o Peter A. Nussbaum, Esq.
    Schulte Roth & Zabel LLP
    900 Third Avenue
    New York, New York 10022

Justin F. Deedy, Jr........................................................          33,706(3)          *

David S. Aldridge..........................................................          16,666(4)          *

Robert J. Levenson.........................................................          16,100(5)          *

Charles Y.C. Tse...........................................................           7,000(6)          *

Eugene P. Connell..........................................................           5,000(4)          *

Bragi F. Schut.............................................................           5,000(4)          *

All directors and executive officers as a group............................       6,640,853(7)           50.8

------------------------

*   Less than one percent

(1) Includes 6,474,048 shares of Common Stock owned by The Alpine Group, Inc. ("Alpine"). Mr. Elbaum may be deemed to be the beneficial owner of such shares by virtue of his position as Chairman of the Board and Chief Executive Officer of Alpine and his beneficial ownership of 9.5% of the issued and outstanding common stock of Alpine. Also includes 83,333 shares of Common Stock issuable upon exercise of certain stock options.

(2) Includes 423,700 shares owned beneficially by Vinik Partners, L.P., 558,900 shares beneficially owned by Vinik Overseas Fund, Ltd., and 33,200 shares held in a discretionary account managed by Vinik Asset Management, L.P. Based upon a Schedule 13-D, Amendment No.1, filed with the Securities and Exchange Commission on or about June 24, 1997. In addition, Jeffrey N. Vinik, Michael S. Gordon and Mark D. Hostetter may be deemed to be the beneficial owners of such shares and VGH Partners, L.L.C. and Vinik Asset Management, L.L.C. may be deemed to be the beneficial owners of 423,700 and 592,100, of such shares, respectively.

(3) Includes 33,333 shares issuable upon exercise of certain stock options.

(4) Represents shares issuable upon exercise of certain stock options.

(5) Includes (i) 100 shares held in the name of Mr. Levenson's wife as custodian for her minor son, as to which shares Mr. Levenson disclaims beneficial ownership, (ii) 1,000 shares held in joint name with Mr. Levenson's daughter, as to which shares Mr. Levenson disclaims beneficial ownership and
    (iii) 5,000 shares issuable upon exercise of certain stock options.

(6) Includes 5,000 shares issuable upon exercise of certain stock options.

(7) Includes (i) 6,474,048 shares of Common Stock owned by Alpine and (ii) 153,332 shares issuable upon exercise of certain stock options.

                       PROPOSAL I: ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of five directors, all with terms expiring at each annual meeting of stockholders. Each of the five current directors, Steven S. Elbaum, Eugene P. Connell, Robert J. Levenson, Bragi F. Schut and Charles Y.C. Tse, have been nominated for reelection with terms to expire at the next annual meeting of stockholders.

    It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of each of the five nominees. In case any of the nominees are unable or decline to serve, such persons named in the accompanying form of proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board in his stead or, if no other person is nominated, to vote such shares only for the remaining nominee(s). The Board has no reason to believe that any person named will be unable or will decline to serve.

INFORMATION WITH RESPECT TO NOMINEES

                                       YEAR FIRST
                                         ELECTED
NAME                          AGE       DIRECTOR           POSITION WITH THE COMPANY AND OTHER BUSINESS EXPERIENCE
------------------------      ---      -----------  ----------------------------------------------------------------------
Steven S. Elbaum                  48         1996   Chairman of the Board of Directors, President and Chief Executive
                                                    Officer of the Company since 1996; Chairman of the Board of Directors and Chief Executive Officer of Alpine, the owner of 50.1% of the
                                                    Common Stock, since 1984; and a director of Interim Services, Inc., a provider of value added staffing and health care services, Humascan,
                                                    Inc., a developer of medical testing devices, and Broadway & Seymour,
                                                    Inc., a software and systems integration company; and Chairman of the
                                                    Board of Directors of PolyVision Corporation, an information display company.

Eugene P. Connell                 59         1996   Chairman of Lynch Interactive Corporation, an owner and operator of independent telephone companies throughout the United States. From
                                                    January 1996 to June 1996, he served as Vice President -- Global
                                                    Markets Integration of NYNEX Corporation. From October 1992 to January
                                                    1996, he served as President, Chief Executive Officer and Director of
                                                    NYNEX CableComms Group, a provider of telecommunications services and cable television in the United Kingdom. From May 1989 to October 1992,
                                                    he was Vice President of Marketing and Technology of New York
                                                    Telephone Company, a subsidiary of NYNEX Corporation. Mr. Connell held numerous other positions with New York Telephone Company over the prior 32 years.

                                       YEAR FIRST
                                         ELECTED
NAME                          AGE       DIRECTOR           POSITION WITH THE COMPANY AND OTHER BUSINESS EXPERIENCE
------------------------      ---      -----------  ----------------------------------------------------------------------
Robert J. Levenson                56         1996   Executive Vice President and a Director of First Data Corp., a
                                                    provider of transaction processing and related services, since May
                                                    1993. Mr. Levenson formerly served as the Senior Executive Vice
                                                    President, Chief Operating Officer, member of the Office of the
                                                    President and a director of Medco Containment Services, Inc., a provider of managed care prescription benefits (now a subsidiary of
                                                    Merck & Co., Inc.), from October 1990 through December 1992. From 1985 until October 1990, Mr. Levenson was a Group President and a Director
                                                    of Automatic Data Processing, Inc., a computerized transaction processing and information services company. Mr. Levenson also serves as a director of Broadway & Seymour, Inc., a software and systems integration company.

Bragi F. Schut                    56         1996   Executive Vice President of Alpine since 1986; a director of Alpine since 1983; and a director of PolyVision Corporation, an information display company.

Charles Y.C. Tse                  70         1996   Former Vice-Chairman and President of international operations of
                                                    Warner Lambert Company, a major pharmaceutical and consumer products company. Mr. Tse is a director of Foster Wheeler Corporation and
                                                    Transcell Technologies, Inc. Mr. Tse served as President of The Cancer
                                                    Research Institute, Inc. from 1991 to 1992.

BOARD AND COMMITTEE MEETINGS

    During the period from October 17, 1996 to April 30, 1997, the Board of Directors held two meetings. On October 17, 1996, the initial public offering (the "Offering") of the Common Stock was consummated. Prior to October 17, 1996 and since the Company's organization in July 1996, Alpine owned all of the Common Stock. During that period, Messrs. Elbaum and Schut served as the directors of the Company, one meeting of the Board of Directors was held, and, in lieu of other meetings of the Board of Directors, actions by the Board and any committees thereof were taken by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware.

    The Board of Directors has a Compensation Committee and an Audit Committee, which were formed concurrently with the consummation of the Offering. Prior to October 2, 1996, the date on which Alpine contributed (the "Reorganization") the capital stock of Superior Telecommunications Inc. ("Superior") and DNE Systems Inc. ("DNE") to the Company, the Company had substantially no business activities other than those in connection with and in contemplation of the Reorganization and the Offering. During the fiscal year ended April 30, 1997, each member of the Board attended at least 75% of the meetings of the Board and meetings of any committees of the Board on which he served that were held during the time he served.

    The present members of the Compensation Committee are Messrs. Connell, Elbaum and Levenson. The principal functions of the Compensation Committee are to administer the Company's 1996 Employee Stock Option Plan and Employee Stock Purchase Plan and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chairman, President and Chief Executive Officer and other senior management employees. During the fiscal year ended April 30, 1997, the Compensation Committee had one meeting. The Compensation Committee also has created an Incentive Compensation Subcommittee consisting of Mr. Connell and Mr. Levenson to address all issues before the Compensation Committee that require decisions by directors who qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as non-employee directors under Section 16(b) of the Securities Exchange Act of 1934, as amended. The Incentive Compensation Subcommittee will review and approve grants of stock options and stock awards pursuant to the Company's 1996 Employee Stock Option Plan. During the fiscal year ended April 30, 1997, the Incentive Compensation Subcommittee did not meet.

    The present members of the Audit Committee are Messrs. Connell, Levenson and Tse. The Audit Committee's principal functions are to review the Company's annual and periodic financial statements, to examine and consider matters relating to the administration and audit of the Company's accounts and its financial affairs, to recommend the employment of outside auditors, to review and pass upon the transactions between the Company and its 50.1% stockholder, Alpine, and to meet with the Company's personnel as it deems appropriate to carry out its functions. The Audit Committee met once during the fiscal year ended April 30, 1997.

VOTE REQUIRED

    THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF THE COMMON STOCK VOTE FOR THE FIVE NOMINEES LISTED ABOVE. Their election will require a plurality of the votes cast by holders of the Common Stock present in person or represented by proxy and entitled to vote.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Set forth below is certain information regarding the executive officers of the Company.

NAME                          AGE                   POSITION WITH THE COMPANY AND OTHER BUSINESS EXPERIENCE
------------------------      ---      ---------------------------------------------------------------------------------

Steven S. Elbaum                  48   Chairman of the Board, President and Chief Executive Officer since 1996; Chairman of the Board of Directors and Chief Executive Officer of Alpine since 1984.

Justin F. Deedy, Jr.              41   Senior Vice President of the Company since July 1996 and President of the
                                       Company's Superior Telecommunications Inc. subsidiary since July 1993. Mr. Deedy was Vice President of Superior Telecommunications Inc. (or its predecessor) from
                                       April 1991 through July 1993 and Vice President and General Manager of Wilcom
                                       Products, Inc., formerly a subsidiary of Superior Telecommunications Inc. and a manufacturer of testing equipment for copper wire and fiber optic transmission equipment, from May 1989 through March 1991.

David S. Aldridge                 43   Chief Financial Officer and Treasurer since 1996; Chief Financial Officer of
                                       Alpine since November 1993 and Treasurer of Alpine since January 1994. Prior to
                                       1994, he was Chief Financial Officer of Superior Telecommunications Inc.(or its
                                       predecessor).

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to compensation earned by or paid to the Company's executive officers for the period from October 2, 1996 to April 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                       FISCAL 1997 ANNUAL
                                                        COMPENSATION (1)
                                                    ------------------------
                                                                                 OPTION
NAME AND PRINCIPAL POSITION                          SALARY        BONUS       SHARES (5)    OTHER
--------------------------------------------------  --------    ------------   ----------   -------
Steven S. Elbaum..................................  $102,000(2)      --        250,000        --
    Chairman, President
    and Chief Executive Officer

Justin F. Deedy, Jr...............................   104,000(2) $     84,000(3) 100,000     $35,770(6)
    Senior Vice President of the Company                             150,000(4)
    and President of Superior
    Telecommunications Inc.

David S. Aldridge (7).............................     --            --        50,000         --
    Chief Financial Officer

------------------------

(1) The aggregate dollar value of all perquisites and other personal benefits, securities or property earned by or paid to any of the named individuals did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus set forth for such individual during the applicable period.

(2) Messrs. Elbaum and Deedy's salaries reflect amounts received for the period October 2, 1996 (i.e., the date of the Reorganization) through April 30, 1997. In Mr. Deedy's case, the amount does not include $42,000 in salary paid to Mr. Deedy by Superior for the period July 17, 1996 (the date of the Company's incorporation) through October 2, 1996.

(3) Annual cash incentive bonus payment awarded to Mr. Deedy in respect of fiscal 1997, including the period prior to the Reorganization.

(4) Discretionary cash bonus awarded in respect of fiscal 1997.

(5) Options granted under the 1996 Employee Stock Option Plan in conjunction with the initial public offering of the Common Stock and effective October 17, 1996.

(6) The amounts set forth include (i) matching contribution under the defined contribution plan of the Company's wholly-owned subsidiary, Superior and
    (ii) $33,250 pursuant to Mr. Deedy's employment agreement for federal tax consequences upon vesting of certain restricted stock grants.

(7) Mr. Aldridge acts as Chief Financial Officer of the Company. However, he is employed by the Company's 50.1% stockholder, Alpine. Alpine is reimbursed for his services by the Company through a Services Agreement as described under "Certain Transactions."

                       STOCK OPTION GRANTS IN FISCAL 1997

    The following sets forth information concerning the grant of stock options during fiscal 1997 to the executive officers set forth on the Summary Compensation Table and the fiscal year-end value of unexercised options.

                                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                                        (AT ASSUMED ANNUAL
                                           NUMBER OF       % OF TOTAL                                  RATES OF STOCK PRICE
                                           SECURITIES        OPTIONS                                     APPRECIATION FOR
                                           UNDERLYING      GRANTED TO      EXERCISE                        OPTION TERM)
                                            OPTIONS       EMPLOYEES IN       PRICE     EXPIRATION   --------------------------
NAME                                        GRANTED        FISCAL 1997      ($/SH)        DATE           5%           10%
---------------------------------------  --------------  ---------------  -----------  -----------  ------------  ------------
Steven S. Elbaum.......................       250,000            33.4%     $   16.00     10/17/06   $  2,515,000  $  6,315,000
Justin F. Deedy, Jr....................       100,000            13.4      $   16.00     10/17/06      1,006,200     2,550,000
David S. Aldridge......................        50,000             6.7      $   16.00     10/17/06        503,100     1,275,000

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table presents information for the individuals named above as to the exercise of stock options during the fiscal year ended April 30, 1997 and the number of shares underlying, and the value of, unexercised options outstanding at April 30, 1997:

                                                                               NUMBER OF SHARES
                                                   EXERCISES DURING               UNDERLYING             VALUE OF UNEXERCISED
                                                   THE FISCAL YEAR           UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS(1)
                                              --------------------------  --------------------------  --------------------------
                                               NUMBER OF
                                                SHARES         VALUE
NAME                                           ACQUIRED      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------------  -----------  -------------  -----------  -------------  -----------  -------------
Steven S. Elbaum............................          --            --        83,333        166,667    $ 458,331    $   916,668
Justin F. Deedy, Jr.........................          --            --        33,333         66,667      183,331        366,669
David S. Aldridge...........................          --            --        16,666         33,334       91,663        183,337

------------------------

(1) Based on the closing price of $21.50 of the Common Stock on April 30, 1997.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or otherwise compensated by the Company are entitled to be paid an annual retainer fee of $15,000 per year, together with expenses of attendance, plus $1,000 for each meeting of the Board or of a committee of the Board attended. In addition, Directors who are not employees of the Company or otherwise compensated by the Company will each receive, under the Company's 1996 Employee Stock Option Plan, an option to purchase 7,500 shares of Common Stock as of the first day of the month following each annual meeting of stockholders, the exercise price of such options to be equal to the fair market value of the Common Stock at the time of grant. Such options will vest in three equal annual installments (or upon a "change in control" of the Company, as defined in the plan), may be exercised only after a director has served in such capacity for at least one year and expire upon the tenth anniversary of the date of grant.

EMPLOYMENT AGREEMENTS

    The Company has an employment agreement pursuant to which Mr. Elbaum serves as Chairman of the Board, President and Chief Executive Officer of the Company at an annual base salary of $175,000, as adjusted annually for increases in the Consumer Price Index, and an annual bonus payable at the discretion of the Board of Directors. The agreement with Mr. Elbaum also provides that Mr. Elbaum will serve on the Board of Directors of the Company and provides for certain other benefits, including medical, dental and other insurance benefits.

    Mr. Elbaum's employment agreement is for a term ending upon the occurrence of any of the following events: (i) notification by Mr. Elbaum or the Company to the other that he or it desires to terminate the employment agreement; (ii) the death or disability of Mr. Elbaum; (iii) termination by the Company for "cause" and (iv) termination by Mr. Elbaum for "good reason." Generally, if Mr. Elbaum terminates his employment for "good reason," or the Company terminates his employment without cause, Mr. Elbaum is entitled to receive a severance payment equal to one and one-half to two times his annual salary and bonus for the prior year. In the event of termination of employment under other circumstances, including a "change in control" of the Company (which is defined as (i) the acquisition by a person or entity of 20% of the Company's voting securities,
(ii) the occurrence of circumstances such that individuals who constituted the Company's Board of Directors as of October 17, 1996 no longer constitute a majority of the Company's Board of Directors, (iii) a transaction involving the sale of all or substantially all of the Company's assets, (iv) certain other business combinations or (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company), Mr. Elbaum is entitled to certain benefits described in the employment agreement.

    The Company has assumed the obligations of its wholly-owned subsidiary, Superior, under an employment agreement with Mr. Deedy providing for his employment as President of Superior at an annual base salary of $188,400, as adjusted annually for increases in the Consumer Price Index, plus an annual performance-based bonus. The agreement may be terminated by either party on notice, for cause by Superior and upon the occurrence of certain other events. The agreement contains certain provisions relating to compensation upon his termination, including termination following a change in control. In addition, the agreement provides for certain other benefits, including medical, dental and other insurance benefits.

    During fiscal 1997, Mr. Deedy participated in Alpine's Senior Executive Retirement Plan ("SERP") which became effective in February 1997. The SERP is an unfunded defined benefit plan. Subject to vesting, Mr. Deedy will be entitled to an annual retirement benefit upon reaching age 65 equal to 2.5% times his years of credited service (up to a maximum of 20 years), multiplied by his highest average cash compensation during any three consecutive years during the final five years of his employment, less primary social security benefits and certain other retirement benefits paid by Alpine, the Company and certain other employers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Connell, Elbaum and Levenson served on the Compensation Committee from October 17, 1996 to the end of fiscal 1997. Prior to October 17, 1996, Alpine and the Company's senior management were directly involved in setting compensation for the executives of the Company and its subsidiaries. Following the consummation of the Offering, all decisions regarding compensation of executive officers were made by the Compensation Committee. The Board of Directors also formed an Incentive Compensation Subcommittee, currently comprised of Messrs. Connell and Levenson, following the consummation of the Offering. Also see "Certain Transactions" below for certain additional information with respect to certain members of the Board of Directors. There were no Compensation Committee interlocks during fiscal 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee is made up of Mr. Elbaum and two independent outside directors who are neither officers nor employees of the Company, its subsidiaries or Alpine. The principal functions of the Compensation Committee are to administer the Company's 1996 Employee Stock Option Plan and Employee Stock Purchase Plan and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chief Executive Officer and other senior management employees.

EXECUTIVE COMPENSATION POLICY

    Because the Company only recently became a public company, the Compensation Committee recognizes that a transition period is necessary to establish fully its long-range compensation objectives. Moreover, because the Company is a holding company the operating subsidiaries of which are largely responsible for compensation decisions for such entities and because Alpine, through the services agreement described under the caption "Certain Transactions" below, provides executive services to the Company through that arrangement, the Compensation Committee's responsibilities principally include the compensation paid to the Chairman, President and Chief Executive Officer of the Company and the President of Superior under their respective employment agreements and general oversight of the Company's executive compensation philosophy. Nevertheless, the following is a general framework within which the Compensation Committee expects to operate.

    COMPENSATION COMMITTEE PHILOSOPHY

    The general philosophy of the Compensation Committee is to link overall executive compensation with the performance of the Company and the individual executive. The focus is on both annual and long-term incentives. By providing a combination of incentives to the key employees of the Company, upon whose efforts and commitment depend the continued success and growth of the Company, the Committee intends not only to reward those efforts, but provide a means by which those employees can share in the growth of the Company.

    The executive compensation policy is designed to attract and retain highly qualified executive officers, to reinforce strategic performance objectives through the use of incentive compensation programs, and to create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic business planning and implementation. Total compensation is intended to be competitive with that paid to qualified executives of companies with a strong entrepreneurial and growth-oriented business approach.

COMPENSATION OF THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

    During fiscal 1997, the Chairman, President and Chief Executive Officer of the Company received a base salary in accordance with his employment agreement, which agreement was approved by the Board of Directors of the Company prior to the consummation of the Offering. The terms of this agreement are discussed in detail above under the caption "Employment Agreements."

    In reviewing the compensation paid to Mr. Elbaum for fiscal 1997, the Compensation Committee (other than Mr. Elbaum) considered the fact that Mr. Elbaum had significant responsibilities as an executive officer of Alpine, the owner of 50.1% of the Company's Common Stock, and Alpine's other subsidiaries. Although Mr. Elbaum devoted a certain amount of time to matters related to these other enterprises, the Committee believes his total compensation from the Company for fiscal 1997 was appropriate and reasonable. This judgment is based on the Committee's conclusion that Mr. Elbaum has fully and effectively discharged the responsibilities of his position with the Company to the Company's substantial benefit, particularly with respect to the Reorganization and the Offering. Moreover, the Committee believes that Mr. Elbaum's strong leadership, guidance and direction to the Company as Chairman, President and Chief Executive Officer during fiscal 1997 and through its initial public offering have contributed to the Company's success during such period. In reviewing the appropriateness of the compensation of the Chairman, President and Chief Executive Officer the Compensation Committee considered (i) data regarding compensation of chief executive officers at companies with comparable organization structures, and (ii) the input of other directors regarding the performance of the Chairman, President and Chief Executive Officer.

    Overall, the Compensation Committee believes that the Chairman, President and Chief Executive Officer is being appropriately compensated in a manner that is consistent with the long-term interests of stockholders.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION DEDUCTIBILITY

    The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

    The foregoing report is submitted by members of the Compensation Committee.

                                          Robert J. Levenson, CHAIRMAN

                                          Eugene P. Connell

                                          Steven S. Elbaum

PERFORMANCE GRAPH

    The following graph compares the monthly percentage change in the cumulative total stockholder return on the Common Stock for the period since the date (October 11, 1996) of the registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, with the cumulative total return (assuming reinvestment of dividends) of (i) the Standard & Poor's 500 stock index and (ii) the Company's selected peer group index (Russell 2000 Index). The Company believes there does not exist a representative industry peer group of companies with a similar business segment profile and sufficient reportable history. The Securities and Exchange Commission has indicated that companies may use a base other than industry or line of business for determining its peer group index, such as an index of companies with similar market capitalization. Accordingly, the Company has selected the Russell 2000 Index, a widely regarded small to mid-market capitalization index, to use as a representative peer group.

                     COMPARISON OF MONTHLY CUMULATIVE TOTAL
                        RETURN OF SUPERIOR TELECOM INC.,
            STANDARD & POOR'S 500 STOCK INDEX AND RUSSELL 2000 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS       SUPERIOR TELECOM INC.      S & P 500    RUSSELL 2000
10/11/1996                           100          100              100
Oct-96                               111          103               99
Nov-96                               117          111              103
Dec-96                               127          108              105
Jan-97                               150          115              107
Feb-97                               157          116              105
Mar-97                               125          111              100
Apr-97                               134          118              100

CERTAIN TRANSACTIONS

    The Company was formed in July 1996 in contemplation of the Reorganization and the Offering. Prior to the Reorganization, the Company conducted no business (other than in connection with and in contemplation of the Reorganization and the Offering) and held substantially no assets or liabilities. As part of the Reorganization, on October 2, 1996, Alpine caused Superior and DNE to declare certain dividends on their common stock, Superior issued to Alpine certain shares of its 6% Cumulative Preferred

Stock ("Superior Preferred Stock") and Alpine contributed to the Company all of the issued and outstanding common stock of Superior and DNE.

    On October 2, 1996 and in connection with the Reorganization, the Company entered into an agreement (the "Services Agreement") with Alpine. Pursuant to the Services Agreement, Alpine agreed to provide certain financial, audit and accounting, corporate finance and strategic planning, legal, treasury, insurance and administrative services to the Company in return for an annual fee in addition to reimbursement of incidental costs and expenses incurred in connection with Alpine's provision of such services. Such annual fee initially was set at the rate of $925,000 per year. As of May 1, 1997, the Services Agreement was amended to increase such annual fee to $2.7 million per year, which is estimated to reflect commercially reasonable costs for the services provided.

    In November 1996, the underwriters of the Offering exercised their overallotment option to purchase an additional 900,000 shares of the Common Stock. The Company used the net proceeds of such option exercise to, among other things, repurchase 450,000 shares of the Common Stock for approximately $8.1 million. The 450,000 shares were then transferred to Alpine in exchange for $8.1 million in liquidation value of Superior Preferred Stock. After giving effect to the exercise of the overallotment option and the subsequent repurchase and exchange of the Common Stock, Alpine's ownership interest in the Company remained at 50.1%. On February 12, 1997, Superior redeemed at liquidation value an additional $11.3 million in liquidation value of Superior Preferred Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of the persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") is in compliance with all applicable filing requirements, except that a Form 3 for Mr. Levenson was filed on time but was later amended to include information regarding transactions involving 1,000 shares held jointly with Mr. Levenson's daughter and 100 shares held by Mr. Levenson's wife as custodian for her minor son.

        PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the current fiscal year. The affirmative vote of the holders of a majority in voting power of the shares of the Common Stock present, or represented, and entitled to vote at the meeting, will be required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

    Representatives of Arthur Andersen LLP are expected to be available at the meeting of stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                                 OTHER MATTERS

    The Company's Board of Directors does not know of any other matters which may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

    It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by April 30, 1998 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

                                          By Order of the Board of Directors,
                                          Stewart H. Wahrsager
                                          SECRETARY

NEW YORK, NEW YORK
AUGUST 28, 1997

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Steven S. Elbaum, Bragi F. Schut and Stewart
H. Wahrsager and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent, and to vote, as designated below, all of the shares of Capital Stock of Superior TeleCom Inc. held of record by the undersigned on July 28, 1997 at the Annual Meeting of Stockholders to be held on September 24, 1997 or any adjournments or postponements thereof.

1.  ELECTION OF FIVE DIRECTORS

    Nominees: Steven S. Elbaum, Eugene P. Connell, Robert J. Levenson, Bragi F. Schut and Charles Y.C. Tse

   STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE. ANY PROXY EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

    / / GRANT authority to vote for the five nominees / / WITHHOLD authority to vote for the five nominees

2. Ratification of the appointment of Arthur Andersen LLP as the independent certified public accountants of Superior Telecom Inc.

             / / FOR             / / AGAINST             / / ABSTAIN

3. Authority to vote in their discretion on such other business as may properly come before the meeting

             / / FOR             / / AGAINST             / / ABSTAIN

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named above.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE
                               ENCLOSED ENVELOPE

                                                                          Dated ------------------------------------------ ,
                                                                          1997

                                                                          ------------------------------------------------------
                                                                                               (Signature)

                                                                          ------------------------------------------------------
                                                                                       (Signature if held jointly)

                                                                          ------------------------------------------------------
                                                                                          (Title if applicable)
                                                                          Please sign exactly as name appears hereon. When
                                                                          shares are held by joint tenants, both should sign.
                                                                          When signing as attorney, executor, administrator,
                                                                          trustee or guardian, please give full title as such.
                                                                          If a corporation, please sign in full corporate name
                                                                          by president or other authorized officer. If a
                                                                          partnership, please sign in partnership name by
                                                                          authorized person.